EXHIBIT 99.1

                                  TX HOLDING'S

                     ACQUIRES ITS FIRST PRODUCING OIL LEASE
                                       AND
             INCREASES RECOVERABLE RESERVES ESTIMATES TO 36M BARRELS



TX Holdings, Inc. (TXHG) is very pleased to announce it has acquired its first producing oil and gas lease. The Company has acquired a 75% working interest
(WI) in the "PARKS" Lease , it is 320 acres with approximately 22 existing wells with estimated reserves of 12M to 13M barrels. The Lease is located next to the Williams Lease which the Company has previously stated it acquired an option on in Callahan County, Texas.

Williams Update: The Company has received an updated geological report on the Williams Lease, showing 24M barrels of recoverable reserves. These are all from shallow zones less than 1,000 feet, including the Frye, Tannehill, Saddle & Bluff Creek, and the Upper, Middle, and Lower Cook zones. TX Holdings plans to exercise the option within 30 days or as soon as all of the title work is completed.

TX Holdings plans to initiate a re-completion and workover program as soon as possible to bring all of the existing wells into production.


For information contact:
Mark Neuhaus
President, TX Holdings, Inc.
(305) 420 6781 www.txholdings.net

THE INFORMATION PROVIDED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER FOR THE PURCHASE OR SALE OF ANY SHARES OR OTHER SECURITIES OF TX HOLDINGS, INC. THERE ARE SUBSTANTIAL RISKS ASSOCIATED WITH INVESTING IN DEVELOPMENT STAGE ENERGY EXPLORATION COMPANIES. NO SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS IN ANY WAY APPROVED ANY OF THE INFORMATION CONTAINED IN THIS PRESS RELEASE.

THIS PRESS RELEASE CONTAINS 'FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE INDICATED, AND TX HOLDINGS, INC. ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.